Exhibit 32.1
Certifications Furnished Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Canadian Pacific Railway Limited
In connection with the Annual Report of Canadian Pacific Railway Limited (the “Company”) on Form 10-K for the period ended December 31, 2017 (the “Report”) to which this certificate is an exhibit, I, Keith Creel, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 16, 2018	/s/ KEITH CREEL
Keith Creel
Chief Executive Officer